EXHIBIT 10.1











                               FASTNET CORPORATION



             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT





                          DATED AS OF SEPTEMBER 5, 2001










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                               FASTNET CORPORATION

             SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
             -------------------------------------------------------

                          DATED AS OF SEPTEMBER 5, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                         Page
                                                                         ----


ARTICLE I  PURCHASE, SALE AND TERMS OF SHARES..............................1

1.01. The Series A Convertible Preferred Shares; Definitions...............1
1.02. The Converted Shares.................................................1
1.03. The Warrants.........................................................2
1.04. The Shares...........................................................2
1.05. Purchase Price and Closings..........................................2
1.06. Use of Proceeds......................................................3
1.07. Representations and Warranties by the Purchasers.....................3
1.08. Purchase Price Allocation............................................5

ARTICLE II  CONDITIONS TO PURCHASERS' OBLIGATION...........................6

2.01. Representations and Warranties.......................................6
2.02. Performance..........................................................6
2.03. Documentation at Initial Closing.....................................6
2.04. Private Sale of Common Stock.........................................7
2.06. Board of Directors...................................................8
2.07. Qualifications.......................................................8
2.08. Consents, Waivers, Etc...............................................8
2.09. Due Diligence Results................................................8
2.10. No Adverse Changes...................................................8
2.11. Conditions Precedent to Subsequent Closing...........................8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................9

3.01. Organization and Standing; Subsidiaries..............................9
3.02. Corporate Action....................................................10
3.03. NASDAQ Compliance...................................................11
3.04. Reporting Status....................................................11
3.05. Listing.............................................................11
3.06. No Manipulation of Stock............................................11
3.07. Company not an "Investment Company".................................12
3.08. Governmental Approvals..............................................12
3.09. Litigation..........................................................12
3.10. Certain Agreements of Officers and Key Employees....................13
3.11. Compliance with Other Instruments...................................13
3.12. Financial Information...............................................13
3.13. No Insolvency.......................................................14

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3.14. ERISA...............................................................14
3.15. Transactions with Affiliates........................................14
3.16. Assumptions or Guaranties of Indebtedness of Other Persons..........14
3.17. Investments in Other Persons........................................15
3.18. Securities Act of 1933..............................................15
3.19. Brokers or Finders..................................................15
3.20. Capitalization; Status of Capital Stock.............................15
3.21. Registration Rights.................................................16
3.22. Insurance...........................................................16
3.23. Books and Records...................................................16
3.24. Title to Assets; Patents............................................16
3.26. Computer Programs...................................................17
3.27. Intellectual Property Rights........................................18
3.28. Real Property Holding Corporation...................................18
3.29. Taxes...............................................................18
3.30. Other Agreements....................................................18
3.31. Disclosure..........................................................20

ARTICLE IV  -  DEFINITIONS AND ACCOUNTING TERMS...........................21

4.01. Certain Defined Terms...............................................21
4.02. Accounting Terms....................................................24

ARTICLE V  -  MISCELLANEOUS...............................................24

5.01. No Waiver; Cumulative Remedies......................................24
5.02. Amendments, Waivers and Consents....................................24
5.03. Addresses for Notices...............................................25
5.04. Costs, Expenses and Taxes...........................................25
5.05. Binding Effect; Assignment..........................................26
5.06. Prior Agreements....................................................26
5.07. Severability........................................................26
5.08. Governing Law.......................................................26
5.09. Headings............................................................26
5.10. Counterparts........................................................26
5.11. Further Assurances..................................................26
5.12. Indemnification.....................................................27

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EXHIBITS

  1.01             List of Purchasers
  1.01A            Terms of Series A Convertible Preferred Stock
  1.03             Form of Common Stock Purchase Warrant
  2.03B            Opinion of Morgan, Lewis & Bockius LLP
  2.03F            Shareholders Agreement
  2.03I            Investor Rights Agreement
  2.04-A           Common Stock Purchase Agreement between Founder and Edison
  2.04-B           Escrow Agreement between Founder, the Company and Edison
  3.01             Subsidiaries
  3.09             Litigation
  3.10             Agreements with Officers and Key Employees
  3.15             Transactions with Affiliates
  3.20             Capitalization
  3.24             Title to Assets
  3.26             Computer Programs
  3.29             Taxes
  3.30             Agreements

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                               FASTNET CORPORATION
                              3864 COURTNEY STREET
                          TWO COURTNEY PLACE, SUITE 130
                               BETHLEHEM, PA 18017




                                                         As of September 5, 2001


TO:  The Persons listed on Exhibit 1.01 hereto

         Re:      Series A Convertible Preferred Stock
                  ------------------------------------


Ladies and Gentlemen:

         FASTNET CORPORATION, a Pennsylvania corporation (the "Company"), agrees with each of you as follows:


                                    ARTICLE I

                       PURCHASE, SALE AND TERMS OF SHARES

         1.01 THE SERIES A CONVERTIBLE PREFERRED SHARES; DEFINITIONS. The Company has authorized the issuance and sale of up to 5,494,505 shares (the "Series A Preferred Shares") of its previously authorized but unissued shares of Series A Convertible Preferred Stock, no par value (the "Series A Preferred Stock"), at a purchase price of $0.91 per share to the persons (collectively, the "Purchasers" and, individually, a "Purchaser") and in the respective amounts set forth in Exhibit 1.01 hereto. A copy of the Company's "Statement With Respect Shares," which contains a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of the Series A Preferred Stock, is attached hereto as Exhibit 1.01A hereto. Capitalized terms in this Agreement are defined in Section 4.01.

         1.02. THE CONVERTED SHARES. The Company has authorized and has reserved and covenants to continue to reserve a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of conversion of the holders of the Series A Preferred Stock. Any shares of Common Stock issuable upon conversion of the Series A Preferred Stock, and such shares when issued, are herein referred to as the "Converted Shares."

         1.03. THE WARRANTS. The Company has also authorized the issuance to the Purchasers at the Closings (as defined herein) Common Stock Purchase Warrants (the "Warrants") for the purchase (subject to adjustment as provided therein) of up to an aggregate of 1,373,627 shares of the Common Stock in the respective amounts set forth on Exhibit 1.01 hereto under the heading "Warrants." The Warrants shall be in the form set forth in Exhibit 1.03 hereto. The Company has authorized and has reserved and covenants to reserve a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the exercise rights of the holders of the Warrants (the "Warrant Shares"). The term "Warrants" shall also include any warrant delivered in exchange or replacement therefor.


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       Series A Convertible Preferred Stock Purchase Agreement -- Page 2


         1.04. THE SHARES. The Series A Preferred Shares, the Converted Shares and the Warrant Shares are sometimes collectively referred to herein as the "Shares."

         1.05. PURCHASE PRICE AND CLOSINGS.

                  (a) THE INITIAL CLOSING. The Company agrees to issue and sell to the Purchasers and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Series A Preferred Shares and Warrants set forth opposite their respective names under the heading "Initial Closing" in Exhibit 1.01. The aggregate purchase price of the Series A Preferred Shares and Warrants being purchased by each Purchaser is set forth opposite such Purchaser's name under the heading "Initial Closing" in
Exhibit 1.01. The purchase and sale shall take place at a closing (the "Initial Closing") to be held on or before September 5, 2001, at 10:00 A.M., at Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 or at such other location and at such other time as may be mutually agreed upon, subject to the satisfaction of all of the conditions to the Initial Closing specified in Article II herein. At the Initial Closing, the Company will issue and deliver certificates evidencing the Series A Preferred Shares and the Warrants to be sold at the Initial Closing to each of the Purchasers (or its nominee) against payment of the full purchase price therefor by wire transfer to the Company.

         (b) SUBSEQUENT CLOSING. The Company and the Purchasers agree that if, and within ten days after, Shareholder Approval (as defined in Section 5.13 hereof) is obtained, the Company shall issue and sell to the Purchasers and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase that number of the Series A Preferred Shares and Warrants set forth opposite their respective names under the heading "Subsequent Closing" in Exhibit 1.01. The aggregate purchase price of the Series A Preferred Shares and Warrants being purchased by each Purchaser is set forth opposite such Purchaser's name under the heading "Subsequent Closing" in Exhibit 1.01. The purchase and sale shall take place at a closing (the "Subsequent Closing"; the Initial Closing and the Subsequent Closing referred to herein as a "Closing" and collectively as the "Closings") to be held on or before the tenth day after Shareholder Approval is obtained, at 10:00 A.M., at Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 or at such other time as may be mutually agreed upon, subject to the satisfaction of all of the conditions to the Subsequent Closing specified in Article II herein. In addition, the Company may issue and sell at the Subsequent Closing up to 2,988,084 shares of Series A Preferred Stock ("Additional Shares") and Warrants for one share of Common Stock for each four Additional Shares sold (the "Additional Warrants") to one or more investors (which may include the

       Series A Convertible Preferred Stock Purchase Agreement -- Page 3

Purchasers, the "Additional Purchasers); provided, however, that Edison shall have consented to such sale to the Additional Purchasers. The purchase price for the Additional Shares to be sold to the Additional Purchasers hereunder shall be $0.91 per share and $0.01 per Warrant Share. At the Subsequent Closing, the Company will issue and deliver certificates evidencing the Series A Preferred Shares and the Warrants to be sold at the Subsequent Closing to each of the Purchasers and Additional Purchasers (or its nominee) against payment of the full purchase price therefor by wire transfer to the Company. As a condition to the Additional Purchaser's investment, the Additional Purchaser shall execute and deliver to the Company and the other Purchasers a counterpart signature page to this Agreement, the Investor Rights Agreement and the Shareholders Agreement and the other documents reasonably required by the Company (the "Other Documents"). All Purchasers agree to amend Exhibit 1.01 at the time of the Subsequent Closing to properly reflect the number of Shares and Warrants being purchased at that time. The Additional Purchasers shall be deemed to be, upon execution and delivery of a counterpart of this Agreement and each of the Other Documents, a "Purchaser" for all purposes under this Agreement, with all of the rights and obligations thereof. The terms "Series A Preferred Shares", "Purchaser" and "Purchasers", when used in this Agreement, shall respectively be deemed to include such Additional Shares and Additional Warrants as are issued and the Additional Purchaser.

         1.06. USE OF PROCEEDS. The Company shall use the proceeds for working capital acquisitions and other general corporate purposes.

         1.07. REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS. Each of the Purchasers represents and warrants severally, but not jointly, that:

                  (a) AUTHORIZATION. Such Purchaser has full corporate, partnership or limited liability company power, as applicable, and authority to enter into this Agreement and the Other Documents, and to purchase the Series A Preferred Shares, and the Agreement and the Other Documents, constitute valid and legally binding obligations of each Purchaser, enforceable in accordance with their terms. All action on the part of each Purchaser's officers, directors, shareholders, members, partners, trustees or other governing body necessary for the authorization, execution and delivery of this Agreement and the Other Documents by such Purchaser, to the extent such Purchaser is a party thereto, and the performance of all of such Purchaser's obligations hereunder and thereunder has been taken. Each of this Agreement and the Other Documents has been duly executed and delivered by such Purchaser. Neither the execution and delivery of this Agreement and the Other Documents, nor the consummation by such Purchaser of the transactions contemplated hereby, violates or conflicts with any contract, commitment, agreement, understanding or arrangement of any kind to which such Purchaser is a party or by which such Purchaser is bound.

                  (b) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that it will acquire the Series A Preferred Stock and the Warrants to be acquired by it for its own account, not as a nominee or agent, and that the Series A Preferred Stock and the Warrants are being and will be acquired by it for the purpose of investment and not with a view to distribution or resale thereof.


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       Series A Convertible Preferred Stock Purchase Agreement -- Page 4

                  (c) INVESTMENT EXPERIENCE. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment indefinitely and has such knowledge and experience in financial and business matters that it its capable of evaluating the merits and risks of its investment in the Series A Preferred Shares. Such Purchaser also represents it has not been organized for the purpose of acquiring the Series A Preferred Shares. Such Purchaser understands that the Company has no current intention of registering the Series A Preferred Shares or the Converted Shares, except at contemplated by the Investor Rights Agreement.

                  (d) ACCREDITED INVESTOR. Such Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as currently in effect.

                  (e) RESTRICTED SECURITIES. Such Purchaser understands that the Series A Preferred Shares and the Converted Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Purchaser is aware that SEC Rule 144 is not currently available for use by such Purchaser for immediate resale of any of the Series A Preferred Shares or Converted Shares to be acquired by such Purchaser upon consummation of the transactions contemplated herein.

                  (f) COMPANY INFORMATION. Each Purchaser has had access to the Exchange Act Documents (as defined below) and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Each Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                  (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit 1.01; if the Purchaser is a partnership, corporation, limited liability company or other entity, the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit 1.01.

                  (h) BROKERS' FEES. No Purchaser has taken any action which would give rise to any claim by any other person for any brokerage commissions, finders' fees or the like relating to this Agreement or the transactions contemplated hereby.

                  (i) SECURITIES ACT RESTRICTIONS. The acquisition by each Purchaser of the Series A Preferred Shares and the Warrants acquired by it shall constitute a confirmation of the representations and warranties made by each such Purchaser as at the date of such acquisition. Each of the Purchasers further represents that it understands and agrees that, until registered under

       Series A Convertible Preferred Stock Purchase Agreement -- Page 5


the Securities Act of 1933, as amended (the "Securities Act") or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission (the "SEC"), all certificates evidencing any of the Shares or the Warrants shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, TRANSFER OR ASSIGNMENT."

         1.08. PURCHASE PRICE ALLOCATION. The Company and the Purchasers having adverse interests and as a result of arm's length bargaining, agree that (i) neither the Purchasers nor any of their partners, members or employees has rendered or has agreed to render any services to the Company in connection with this Agreement or the issuance of Warrants; (ii) the Warrants are not being issued as compensation; and (iii) for the purpose, and within the meaning, of
Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the issue price of the Warrants is $0.01 per Warrant Share. The Company and the Purchasers acknowledge that this allocation is based on the relative fair market values of the Preferred Shares and Warrants. The Company and the Purchasers recognize that this Agreement determines the original issue discount to be taken into account by the Company and the Purchasers for federal income tax purposes and they agree to adhere to this Agreement for such purposes.


                                   ARTICLE II

                      CONDITIONS TO PURCHASERS' OBLIGATION

         The obligation of each Purchaser to purchase and pay for the Series A Preferred Stock and the Warrants to be purchased by it at the Initial Closing is subject to the fulfillment to Edison's satisfaction of each of the following conditions as of the applicable Closing date:

         2.01. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects on the date of the Initial Closing.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 6


         2.02. PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Initial Closing shall have been performed or complied with in all material respects.

         2.03. DOCUMENTATION AT INITIAL CLOSING. The Purchasers shall have received prior to or at the Initial Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance reasonably satisfactory to Edison and its counsel:

                  (a) A copy of the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), certified by the Department of State of the Commonwealth of Pennsylvania as of a date not more than seven (7) days prior to the Initial Closing date, together with a certified copy of the Statement With Respect to Shares of the Series A Preferred Stock (the "Series A Statement"), a copy of the resolutions of the Board of Directors evidencing the adoption of the Series A Statement, the approval of this Agreement, the issuance of the Series A Preferred Stock and the Warrants and the other matters contemplated hereby, a copy of any required vote or consent of the shareholders of the Company in connection with the transaction contemplated hereby and a copy of the Bylaws of the Company, as amended, all of which shall have been certified by the Secretary of the Company to be true, complete and correct, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement and the Shares.

                  (b) An opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, in the form of Exhibit 2.03B attached hereto.

                  (c) A certificate of the Secretary of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificates for the Series A Preferred Stock, the Warrants and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers. The Purchasers may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (d) A certificate of the President of the Company stating that the representations and warranties of the Company contained in Article III hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct in all material respects and that all conditions required to be performed prior to or at the Initial Closing have been performed in all material respects as of the Initial Closing.

                  (e) The Series A Statement of the Series A Preferred Stock of the Company shall provide for the designation of the rights and preferences of the Series A Preferred Stock, in the form set forth in Exhibit 1.01A attached hereto.

                  (f) A Shareholders Agreement in the form set forth in Exhibit 2.03F (the "Shareholders Agreement") duly executed and delivered by the parties named therein.


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       Series A Convertible Preferred Stock Purchase Agreement -- Page 7


                  (g) A Certificate of Good Standing for the Company certified by the Department of State of the Commonwealth of Pennsylvania as of a date not more than three (3) days prior to the Initial Closing date. Certificates of good standing with respect to the Company, certified by the respective state officer of the states in which the conduct of the Company's business requires it to be licensed or qualified to transact business as a foreign corporation and in good standing, in each case as of a date not more than three (3) days prior to the Initial Closing date. A certificate of good standing or other document similar in substance for each of the Company's Subsidiaries issued by the appropriate government official of all of the jurisdictions of incorporation and jurisdictions of foreign qualification or licensing of such Subsidiaries.

                  (h) Payment for the costs, expenses, taxes and filing fees identified in Section 5.04.

                  (i) An Investor Rights Agreement in the form set forth in
Exhibit 2.03I (the "Investor Rights Agreement") duly executed and delivered by the parties named therein.

         2.04 PRIVATE SALE OF COMMON STOCK. Sonny Hunt (the "Founder"), a holder of Common Stock of the Company, shall have sold 456,169 shares of Common Stock to Edison pursuant to a Common Stock Purchase Agreement in the form of Exhibit 2.04-A and acceptable to Edison in its sole discretion, and shall have escrowed an additional 543,831 shares pursuant to an Escrow Agreement in the form of
Exhibit 2.04-B and acceptable to Edison in its reasonable discretion.

         2.05 [intentionally omitted]

         2.06. BOARD OF DIRECTORS. The Board of Directors of the Company at the Initial Closing shall consist of seven (7) members, of which the two members elected solely by the holders of the Series A Preferred Shares shall initially be Bruce Luehrs and Brit Murdoch (the "Series A Preferred Directors"). Additionally, Bruce Luehrs shall be appointed by the Board of Directors to serve on the Compensation Committee and Brit Murdoch shall be appointed by the Board of Directors to serve on the Audit Committee of the Company.

         2.07. QUALIFICATIONS. As of the Closing, all authorizations, approvals or permits of or filings with, any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the lawful sale and issuance of the Series A Preferred Stock and the Warrants shall have been duly obtained by the Company and shall be effective as of the Closing, except for any notice that may be required subsequent to the Closing under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis).

         2.08. CONSENTS, WAIVERS, ETC. Prior to the Initial Closing, the Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement and issue the Series A Preferred Stock and the Warrants, and to carry out the transactions contemplated hereby and thereby, and all such

       Series A Convertible Preferred Stock Purchase Agreement -- Page 8


consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Series A Preferred Stock, the Warrants and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchasers any other information or copies of documents that the Purchasers may reasonably request.

         2.09. DUE DILIGENCE RESULTS. Edison shall have completed its due diligence review of the Company to its satisfaction.

         2.10 NO ADVERSE CHANGES. Edison shall not have concluded that a material adverse change in the financial condition or prospects of the Company has occurred, nor that any fact exists nor has any event or circumstance occurred which reasonably could give rise to such a material adverse change.

         2.11. CONDITIONS PRECEDENT TO SUBSEQUENT CLOSING.

                  (a) The Shareholder Approval shall have been obtained.

                  (b) Each of the representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects on the date of the Subsequent Closing.

                  (c) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Subsequent Closing shall have been performed or complied with.

                  (d) The Purchasers shall have received prior to or at the Subsequent Closing all of the documents or instruments specified in Section 2.03, or evidence of completion thereof, each in form and substance satisfactory to Edison and its counsel.

                  (e) The Founder shall have sold 543,831 shares of Common Stock to Edison pursuant to a Common Stock Purchase Agreement in the form of Exhibit
2.04 and acceptable to Edison in its sole discretion.

                  (f) Prior to the Subsequent Closing, the Company shall have obtained all consents or waivers, if any, necessary to issue the Series A Preferred Stock and the Warrants to be issued at such Closing, and to carry out the transactions contemplated hereby and thereby, and all such consents and waivers shall be in full force and effect. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Series A Preferred Stock, the Warrants and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, except for any post-sale filing that may be required under federal or state securities laws. In addition to the documents set forth above, the Company shall have provided to the Purchasers any other information or copies of documents that the Purchasers may reasonably request.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 9


                  (g) Edison shall not have concluded that an adverse change in the financial condition or prospects of the Company has occurred, nor that any fact exists nor has any event or circumstance occurred which reasonably could give rise to such an adverse change.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         For purposes of this Article III, unless otherwise specified or the context otherwise requires, the term "Company" shall include the Company and each of its Subsidiaries. The Company represents and warrants to the Purchasers as follows:

         3.01. ORGANIZATION AND STANDING; SUBSIDIARIES.

                  (a) The Company is duly incorporated and validly subsisting corporation in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-K and its quarterly reports on 10-Q for the quarters ended March 31, 2001 and June 30, 2001 (the "Exchange Act Documents"). The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, except in those jurisdictions in which failure to do so, individually or in the aggregate, would not have a material adverse effect on the Company or its business.

                  (b) The attached Exhibit 3.01 contains a list of all Subsidiaries of the Company. Except for such Subsidiaries, the Company does not
(i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise, or (C) any assets comprising the business or obligations of any other corporation, partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

                  (c) Each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except in those jurisdictions in which failure to do so,

       Series A Convertible Preferred Stock Purchase Agreement -- Page 10


individually or in the aggregate, would not have a material adverse effect on the Company or its business. Each of the Subsidiaries has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of each of the Subsidiaries are owned beneficially and of record by the Company, one of its other wholly owned Subsidiaries, or any combination of the Company and/or one or more of its other wholly owned Subsidiaries, all as specified in Exhibit 3.01, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever, except for those disclosed in Exhibit 3.01; and, except as disclosed in Exhibit 3.01, there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or one of the other Subsidiaries.

         3.02. CORPORATE ACTION. The Company has all necessary corporate power and has taken all corporate action required to enter into and perform this Agreement and any other agreements and instruments contemplated hereby or executed in connection herewith (collectively, the "Financing Documents"). The Financing Documents are valid and binding obligations of the Company, enforceable in accordance with their respective terms. The issuance, sale and delivery of the Series A Preferred Stock and the Warrants in accordance with this Agreement, and the issuance and delivery of the Converted Shares upon conversion of the Series A Preferred Stock, and the issuance and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all necessary corporate action on the part of the Company. Sufficient authorized but unissued shares of Common Stock have been reserved by appropriate corporate action in connection with the prospective conversion of the Series A Preferred Stock at the conversion price and at the prospective exercise price of the Warrants. The Series A Preferred Stock, when issued, sold and delivered in accordance with the terms of this Agreement, and upon receipt of the respective purchase price, will be duly and validly issued, fully paid, non-assessable and is not, the Converted Shares upon the conversion of the Series A Preferred Stock will not be, and the Warrant Shares upon exercise of the Warrants will not be subject to, any Lien, and will not conflict with any provision of any agreement or instrument to which the Company is a party or by which it or its property is bound.

         3.03. NASDAQ COMPLIANCE. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and listed on The Nasdaq Stock Market, Inc. National Market (the "Nasdaq National Market"). The Company is currently in full compliance with Nasdaq requirements and will not take any action which will cause it to fail to comply.

         3.04 REPORTING STATUS. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading:

       Series A Convertible Preferred Stock Purchase Agreement -- Page 11

                  (a) the Company's Annual Report on Form 10-K filed with the SEC on April 2, 2001, Definitive Proxy Statement filed with the SEC on April 30, 2001, Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2001 and August 14, 2001 and the registrations on Form S-8 filed with the SEC on July 13, 2001;

                  (b) All other documents, if any, filed by the Company with the SEC since June 30, 2001 pursuant to the reporting requirements of the Exchange Act.

         3.05. LISTING. The Company has complied and shall continue to comply with all requirements of the NASD with respect to the issuance of the Shares and the listing thereof on the Nasdaq National Market, and the consummation of the transactions contemplated hereby shall not violate any rule or regulation of, or any agreement with, the NASD or the Nasdaq National Market.

         3.06. NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         3.07. COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

         3.08. GOVERNMENTAL APPROVALS. Except for the filing of any notice subsequent to a Closing that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the execution and delivery by the Company of this Agreement, for the offer, issue, sale and delivery of the Series A Preferred Stock and the Warrants, for the issue and delivery of the Converted Shares upon conversion of the Series A Preferred Stock or for the issue and delivery of the Warrant Shares upon exercise of the Warrants or for the performance by the Company of its obligations under this Agreement.

         3.09. LITIGATION. Except as set forth in Exhibit 3.09, there is no litigation or governmental proceeding or investigation pending or, to the Company's knowledge, threatened against the Company affecting any of its respective properties or assets, or against any officer, Key Employee or holder of more than 5% of the capital stock of the Company (other than any Purchaser) relating to such person's performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company, nor to the knowledge of the Company has there occurred any event or does there exist any condition on the basis of which any such material

       Series A Convertible Preferred Stock Purchase Agreement -- Page 12

litigation, proceeding or investigation might properly be instituted. The Company is not in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other governmental agency. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened (or any basis therefor) which could reasonably be expected to result, either in any case or in the aggregate, in any material adverse effect on the business, operations, affairs or condition (financial or otherwise) of the Company or in its properties or assets taken as a whole, or which directly or indirectly challenge the validity of this Agreement, any of the Shares, or any action taken or to be taken pursuant hereto or thereto (each a "Material Adverse Effect"). The foregoing sentences include, without limiting their generality, actions pending or, to the knowledge of the Company, threatened (or any basis therefor) involving the prior employment of any of the Company's officers or employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

         3.10. CERTAIN AGREEMENTS OF OFFICERS AND KEY EMPLOYEES.

                  (a) Except as listed in Exhibit 3.10, the Company is not a party to or obligated in connection with its business with respect to (i) outstanding contracts with employees, agents, consultants, advisers, sales representatives, distributors, sales agents or dealers or (ii) collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement.

                  (b) To the knowledge of the Company, no officer or Key Employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, or any other contract or agreement or any restrictive covenant relating to the right of any such officer or Key Employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or relating to the use of trade secrets or proprietary information of others.

                  (c) To the knowledge of the Company, no officer of the Company nor any Key Employee of the Company whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has expressed any present intention of terminating his employment with the Company.

         3.11. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance with the terms and provisions of this Agreement and of its Articles of Incorporation, as amended, and Bylaws, as amended, and with any material provision of all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject. The Company is in compliance with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution and delivery of this Agreement or the issuance of the Shares, nor the consummation of any transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in a material default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 13


         3.12. FINANCIAL INFORMATION. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, in all material respects the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified (the "Financial Statements"). Such Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Exchange Act Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the Financial Statements of the Company. The Company does not have reasonable grounds to know of, any material liability, contingent or otherwise, not adequately reflected in or reserved against in the Financial Statements or in the notes thereto. Except as set forth in the Financial Statements, since June 30, 2001, (i) there has been no Material Adverse Change in the business, assets or condition, financial or otherwise, operations or prospects of the Company or any of its Subsidiaries,
(ii) neither the business, condition, or operations of the Company nor any of the properties or assets of the Company have been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, permit, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) the Company has not entered into any material transaction other than in the ordinary course of business, made any dividend or distribution on its capital stock, or redeemed or repurchased any of its capital stock.

         3.13. NO INSOLVENCY. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company or any of its assets or properties, is pending or, to the knowledge of the Company, threatened. The Company has not taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

         3.14. ERISA. The Company has complied in all material respects with all applicable laws relating to wages, hours and collective bargaining. Except as listed in Exhibit 3.14, the Company has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "Employee Welfare Benefit Plan" (as defined in
Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company's or any Affiliate's employees or former employees or beneficiaries thereof.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 14


         3.15. TRANSACTIONS WITH AFFILIATES. Except as set forth on Exhibit 3.15 and except as contemplated hereby or consented to by the Purchasers in accordance with this Agreement, there are no loans, leases, royalty agreements or other continuing transactions between the Company and (a) any officer, employee or director of the Company, or (b) any Person owning 5% or more of any class of capital stock of the Company, or (c) any member of the immediate family of such officer, employee, director or shareholder, or (d) any corporation or other entity controlled by such officer, employee, director or shareholder or a member of the immediate family of such officer, employee, director or shareholder.

         3.16. ASSUMPTIONS OR GUARANTIES OF INDEBTEDNESS OF OTHER PERSONS. Except as contemplated hereby or consented to by the Purchasers in accordance with this Agreement, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), any Indebtedness of any other Person.

         3.17. INVESTMENTS IN OTHER PERSONS. The Company has not made any loan or advance to any Person, other than in the normal course of business and on an arm's length basis on commercially reasonable terms and as reflected in the Financial Statements, which, after giving effect to the transactions contemplated hereby, is outstanding on the date of this Agreement, nor is it committed or obligated to make any such loan or advance.

         3.18. SECURITIES ACT OF 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy Shares, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of Shares under the registration provisions of the Securities Act and applicable state securities laws.

         3.19. BROKERS OR FINDERS. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of their respective agents.

         3.20. CAPITALIZATION; STATUS OF CAPITAL STOCK. The Company has a total authorized capitalization consisting of (i) 50,000,000 shares of Common Stock, no par value, of which 17,990,947 shares are issued and outstanding on the date hereof; and (ii) 10,000,000 shares of preferred stock, no par value, 5,494,505 of which shares are designated as Series A Preferred Stock, of which no shares are issued and outstanding on the date hereof, without giving effect to the transactions contemplated hereby. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable. The Series A Preferred Stock, when issued and delivered in accordance with the terms hereof and after payment of the purchase price therefor, the Converted Shares, when issued and delivered upon conversion of the Series A Preferred Stock pursuant to the Company's Articles of Incorporation, as amended by the Series A Statement, and the Warrant Shares when issued and delivered upon exercise of the Warrants, will be duly authorized, validly issued, fully-paid and non-assessable. Except as otherwise set forth in Exhibit

       Series A Convertible Preferred Stock Purchase Agreement -- Page 15


3.20, no preemptive, conversion or other rights, options, warrants, subscriptions or purchase rights of any nature to acquire from the Company shares of capital stock or other securities are authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities except as contemplated by this Agreement. Except as set forth in Exhibit 3.20, there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement, the Shareholders Agreement and the Investor Rights Agreement. Other than as provided in this Section, there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting of the capital stock of the Company. The offer and sale of all capital stock and other securities of the Company issued before the Initial Closing complied with or were exempt from all applicable federal and state securities laws and, to the Company's knowledge, no shareholder has a right of rescission with respect thereto.

         3.21. REGISTRATION RIGHTS. Except as listed on Exhibit 3.21 and except for the rights granted to the Purchasers pursuant to the Investor Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

         3.22. INSURANCE. The Company carries insurance covering its properties and businesses customary for the type and scope of its properties and businesses.

         3.23. BOOKS AND RECORDS. The books of account, ledgers, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

         3.24. TITLE TO ASSETS; PATENTS.

         (a) The Company has good and marketable title in fee to such of its fixed assets, if any, as are real property, and good and marketable title to all of its other assets and properties, free of any mortgages, pledges, charges, Liens, security interests or other encumbrances of any kind, except for those disclosed on Exhibit 3.24. All leases under which the Company is operating are valid and subsisting and in full force and effect.

         (b) Set forth in Exhibit 3.24 is a list and brief description of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and registered copyrights, and applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. Except as set forth in Exhibit 3.24, there is no adverse claim that would interfere with the Company's right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights,

       Series A Convertible Preferred Stock Purchase Agreement -- Page 16


inventions, software and Intellectual Property Rights being used in the Company's business as now operated, the conduct of the Company's business as now operated does not conflict and will not conflict with valid U.S. patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, tradenames or tradename rights or franchises, copyrights, inventions, and U.S. Intellectual Property Rights of any other Person. No product or process presently used, manufactured, marketed, offered, sold or used by the Company will violate any license or infringe on any U.S. Intellectual Property Rights of any other Person; and, except as set forth in Exhibit 3.24, neither the Company's property rights nor the present operation of the Company's business conflicts with the rights of others. Except as set forth in Exhibit 3.24, no claim is pending or, to the Company's knowledge, threatened to the effect that any such intellectual property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and the Company has no reason to believe that any patents or Intellectual Property Rights owned or used by the Company may be invalid. The Company has no obligation to compensate any Person for the use of any such patents or rights and the Company has not granted any Person any license or other rights to use in any manner any of the patents or rights of the Company, whether requiring the payment of royalties or not. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, trade name, service mark or copyright.

         3.25. [intentionally omitted]

         3.26. COMPUTER PROGRAMS.

                  (a) Set forth in Exhibit 3.26 is a list and brief description of the Computer Programs (other than off-the-shelf Computer Programs) owned, licensed or otherwise used by the Company in connection with the operation of its business as currently conducted (such Computer Programs being referred to herein as the "Company Software"), identifying with respect to each such Computer Program whether it is owned, licensed or otherwise used by the Company.
Exhibit 3.26 identifies all material agreements relating to the Company Software (the "Software Contracts") and further classifies each such Software Contract under one of the following categories: (A) license to use third party software;
(B) development contract, work-for-hire agreement, or consulting agreement; (C) distributor, dealer or value added reseller agreement; (D) license or sublicense to a third party (including agreements with end-users); (E) maintenance, support or enhancement agreement; or (F) other.

                  (b) Except as disclosed in Exhibit 3.26, the Computer Programs included in the Company Software are (i) owned by the Company, (ii) currently in the public domain or otherwise available to the Company without the approval or consent of any third party, or (iii) licensed or otherwise used by the Company pursuant to the terms of valid, binding written agreements (assuming the due authorization and execution by all other parties thereto).

                  (c) No portion of the Company Software sold or licensed by the Company directly or indirectly to end users contained, on the date of shipment by the Company, no portion of the Company Software currently for sale or license directly or indirectly to end users contains, and, to the knowledge of the Company, no portion of any other Company Software contains any software routines or hardware components designed to permit unauthorized access; or, without permission, to disable or erase software, hardware or data.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 17


                  (d) All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of any of the Company Software either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, whether in accordance with applicable federal and state law, domestic or foreign, or otherwise, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

         3.27. INTELLECTUAL PROPERTY RIGHTS. The Company owns or possesses or otherwise has the legally enforceable perpetual right to use, and has the right to bring actions for infringement of, all U.S. Intellectual Property Rights necessary or required for the conduct of its business as currently conducted, including all U.S. Intellectual Property Rights pertaining to the Company Software.

         3.28. REAL PROPERTY HOLDING CORPORATION. Since its date of incorporation, the Company has not been, and as of the date of the Initial Closing shall not be, a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, and in Section 1.897-2(b) of the Treasury Regulations issued thereunder. The Company has no current plans or intentions which would cause the Company to become a "United States real property holding corporation," and the Company has filed with the IRS all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

         3.29. TAXES. The Company has filed all tax returns, federal, state, county and local, domestic and foreign, required to be filed by it (giving effect to validly invoked extensions of time within which to file such returns), and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable to the extent required by generally accepted accounting principles. Except as set forth in Exhibit 3.29, all material tax elections of any type which the Company has made as of the date hereof are set forth in the Financial Statements. No deficiency assessment with respect to or, proposed adjustment of the Company's federal, state, county or local taxes, domestic and foreign, is pending or, to the knowledge of the Company, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, domestic or foreign, outstanding against the assets, properties or business of the Company.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 18


         3.30. OTHER AGREEMENTS. Except for the Software Contracts identified in
Exhibit 3.26 or as otherwise set forth in the attached Exhibit 3.30, the Company is not a party to or otherwise bound by any written or oral ("Contracts"):

                  (a) distributor, dealer or manufacturer's representative contract or agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to the Company (except for contracts which, in the aggregate, are not material to the business of the Company);

                  (b) sales agreement which entitles any customer to a rebate or right of set-off, to return any product to the Company after acceptance thereof or to delay the acceptance thereof, or which varies in any material respect from the Company's standard form contracts (except for contracts which, in the aggregate, are not material to the business of the Company);

                  (c) agreement with any labor union in the United States (and, to the Company's knowledge, no organizational effort is being made with respect to any of its employees);

                  (d) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event (except for contracts which, in the aggregate, are not material to the business of the Company);

                  (e) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (f) agreement for the employment of any officer, individual, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except accrued vacation pay (an "Employment Agreement");

                  (g) bonus, incentive, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or similar plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans applicable to employees generally or as otherwise required by law);

                  (h) agreement or indenture relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any material asset of the Company;

                  (i) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money, has agreed to lease any real property as lessee or lessor, or has agreed to lease any personal property as lessee or lessor if such lease for personal property was not entered into in the ordinary course of business;

       Series A Convertible Preferred Stock Purchase Agreement -- Page 19


                  (j) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any shares of its capital stock or any of its other equity securities (other than in connection with the transactions contemplated by this Agreement);

                  (k) assignment, license or other agreement with respect to any form of intangible property, which assignment, license or other agreement was entered into other than in the ordinary course of business;

                  (l) agreement under which it has granted any person registration rights with respect to its capital stock (other than the Investor Rights Agreement);

                  (m) agreement under which it has limited or restricted its right to compete with any person in any respect; or

                  (n) except as set forth above, any other agreement or group of related contracts with the same party involving more than $100,000, which agreement or group of agreements is not terminable by the Company without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of the Company for the sale, lease or rental of the Company's products or services if such agreement or group of agreements was entered into by the Company in the ordinary course of business.

Except as set forth on Exhibit 3.30, the Company and, to the Company's knowledge after due inquiry, each other party thereto have in all material respects performed all the actions required to be performed by them to date, have received no notice of default and are not in material default under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its respective material obligations under each such lease, contract or other agreement, and the Company has no knowledge of any material breach or anticipated breach by the other party to any contract or commitment to which the Company is a party. The Company is in material compliance with all of the terms and provisions of its articles of incorporation and bylaws.

         3.31. DISCLOSURE. Neither this Agreement, the Exchange Act Documents nor any other agreement, document, certificate or written statement furnished to the Purchasers or their special counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact within the knowledge of the Company that has not been disclosed herein or in writing to the Purchasers or in the Exchange Act Documents and which could have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the Exchange Act Documents, neither the Company nor any of its Subsidiaries has any knowledge that there exists, or there is pending or planned, any statute, rule, law, regulation, standard or code that would have a Material Adverse Effect.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 20


                                   ARTICLE IV

                        DEFINITIONS AND ACCOUNTING TERMS

         4.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Shares" and "Additional Warranties" have the meanings attributable to them in Section 1.05 of this Agreement.

         "Affiliate" means any Person who, directly or indirectly, controls, is controlled by or is under common control with any other Person.

         "Agreement" means this Series A Convertible Preferred Stock Purchase Agreement as from time to time amended and in effect between the parties, including all Exhibits hereto.

         "Board of Directors" means the board of directors of the Company as constituted from time to time.

         "Closing" has the meaning attributable to it in Section 1.04 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" includes (a) the Company's Common Stock, no par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Articles of Incorporation, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company" means and shall include, unless otherwise specified or the context otherwise requires, FASTNET CORPORATION, a Pennsylvania corporation, and each of its predecessors, successors and assigns.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 21


         "Computer Programs" means (i) any and all computer programs (consisting of sets of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result), and (ii) all associated data and compilations of data, regardless of their form or embodiment. "Computer Programs" shall include, without limitation, all source code, object code and natural language code therefor, all versions thereof, all screen displays and designs thereof, all component modules, all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including without limitation user manuals and training materials, relating to any of the foregoing.

         "Consolidated" and "consolidating" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

         "Converted Shares" has the meaning attributable to it in Section 1.02 of this Agreement.

         "Edison" shall mean Edison Venture Fund IV, L.P.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Act Documents" has the meaning attributable to it in Section 3.01(a).

         "Financial Statements" has the meaning attributable to it in Section 3.12.

          "Financing Documents" has the meaning attributable to it in Section 3.02.

         "Founder" has the meaning attributable to it in Section 2.04,.

         "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor's balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

         "Initial Closing" has the meaning attributable to it in Section 1.05 of this Agreement.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 22


         "Intellectual Property Rights" means all of the following: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) Computer Programs, (vii) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (viii) copies and tangible embodiments thereof.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investor Rights Agreement" has the meaning attributable to it in
Section 2.03(i).

         "Key Employee" means and includes the President, chief executive officer, chief financial officer, chief operating officer, chief technology officer, or vice president of operations, research, development, sales or marketing.

         "Lien" means, any mortgage, pledge, assessment, securities interest, encumbrance, lien, lease, levy, claim or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by statute or other law.

         "Material Adverse Change" means a material adverse change in the business, operations, affairs, or condition (financial or otherwise) of the Company and its Subsidiaries, as a whole.

         "Material Adverse Effect" has the meaning attributable to it in Section 3.09.

         "Nasdaq National Market" and "NASD" have the meanings attributable to them in Section 3.03.

         "Other Documents" has the meaning attributable to it in Section
1.05(b).

         "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 23


         "Purchaser" and "Purchasers" has the meaning attributable to those words in Section 1.01 of this Agreement and shall include the Purchasers and also any other valid holder of any of the Series A Preferred Stock and any Converted Shares issued or issuable upon conversion of such Series A Preferred Stock.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Preferred Directors" has the meaning attributable to Section
2.06 of this Agreement.

         "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, no par value, having the preferences, voting powers, qualifications and special or relative rights or privileges set forth in Exhibit 1.01A hereto.

         "Series A Statement" has the meaning attributable to it in Section
2.03.

         "Shares" has the meaning attributable to it in Section 1.04 of this Agreement.

         "Shareholders Agreement" has the meaning attributable in Section
2.03(f).

         "Subsequent Closing" has the meaning attributable to it in Section 1.05 of this Agreement.

         "Subsidiary" or "Subsidiaries" means any corporation or trust of which the Company and/or any of its other Subsidiaries directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors' qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust.

         "Warrant" and "Warrant Shares" have the meaning attributable to them in
Section 1.03 of this Agreement.

         4.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 24


         5.02. AMENDMENTS, WAIVERS AND CONSENTS. Except as otherwise provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, with the written consent of the Company if the Company (i) shall obtain consent thereto in writing from the holder or holders of at least a majority in interest of the Series A Preferred Shares, and (ii) shall deliver copies of such consent in writing to any holders of any Shares who did not execute such consent. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything to the contrary contained herein, any amendment which
(i) increases any Purchaser's obligations hereunder, or (ii) grants to any one or more Purchasers any rights more favorable than any rights granted to all other Purchasers hereunder, must be approved by each Purchaser so as to be effective against such Purchaser.

         5.03. ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered to each applicable party at the address set forth in Exhibit 1.01 hereto or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

         If to any other holder of the Shares: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth on Exhibit 1.01 hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section.

         If to the Company: at the address set forth on page 1 hereof, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section.

         All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

         5.04. COSTS, EXPENSES AND TAXES. The Company agrees to pay in connection with the preparation, execution and delivery of this Agreement and the issuance of the Preferred Shares, the fees and expenses of Testa, Hurwitz & Thibeault, LLP, special counsel for the Purchasers; provided, however, after the Company has paid $30,000 in fees and expenses, the Company will only be obligated to pay fifty percent (50%) of any additional fees and expenses, with the Purchasers paying the remaining fifty percent (50%). In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the issuance of the Preferred Shares and the other instruments and documents to be delivered hereunder or thereunder, and agrees to hold the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 25


         5.05. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and valid assigns, except no party hereto shall have the right to delegate any of its respective obligations hereunder or to assign its respective rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Shares.

         5.06. PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares.

         5.07. SEVERABILITY. The provisions of this Agreement and the terms of the Series A Preferred Stock are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement or the Preferred Stock shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the terms of the Series A Preferred Stock; but this Agreement and the terms of the Series A Preferred Stock shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

         5.08. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania, without regard to its principles of conflicts of laws.

         5.09. HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         5.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         5.11. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, the Company and the Purchasers shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Shares.

       Series A Convertible Preferred Stock Purchase Agreement -- Page 26


         5.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Agreement shall survive until the expiration of twelve (12) months following the Subsequent Closing and be of no further force or effect after such expiration, except with respect to any action commenced prior to such expiration and except that the representations and warranties set forth in Sections 3.20, 3.24, 3.26, 3.27 and 3.29 shall survive for the applicable statutory period.

         5.13 SHAREHOLDER APPROVAL. The Company covenants and agrees that it shall, promptly after the date hereof but in any event within 45 days of the date hereof, convene a meeting of its shareholders at which it shall seek their approval to issue the securities to be sold to the Purchasers (including any Additional Purchasers) at the Subsequent Closing in light of the overall transactions contemplated hereby (the "Shareholder Approval"). The Board of Directors of the Company shall recommend the transactions contemplated hereby to the Company's shareholders and request that they approve such issuance.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       Series A Convertible Preferred Stock Purchase Agreement -- Page 27


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal as of the date first above written.

                                   **********

THE COMPANY:                                     PURCHASERS:

FASTNET CORPORATION                              EDISON VENTURE FUND IV, L.P.
                                                 By: EDISON PARTNERS IV, L.P.

By:
     Name:                                       By:
          ----------------------------             -----------------------------
    Title:                                         Bruce Luehrs, General Partner
           ---------------------------




                                                 STRATTECH PARTNERS I, L.P.
                                                 By: Strattech Partners, LLC


                                                 By:
                                                     Name:
                                                     Title:  Managing Director

       Series A Convertible Preferred Stock Purchase Agreement -- Page 28

                                                                    EXHIBIT 1.01
                                                                    ------------


                                 INITIAL CLOSING
                                 ---------------


                                     SERIES A PREFERRED      COMMON STOCK         AGGREGATE
    NAME OF PURCHASER                     SHARES           PURCHASE WARRANTS    PURCHASE PRICE
------------------------------------ ------------------    -----------------    --------------
Edison Venture Fund IV, L.P.              2,088,684              522,171        $1,905,924.15
Strattech Partners I, L.P.                  417,737              104,434          $381,185.01


                         TOTAL:           2,506,421              626,605        $2,287,109.16




                               SUBSEQUENT CLOSING
                               ------------------

                                     SERIES A PREFERRED      COMMON STOCK         AGGREGATE
    NAME OF PURCHASER                     SHARES           PURCHASE WARRANTS    PURCHASE PRICE
------------------------------------ ------------------    -----------------    --------------

Edison Venture Fund IV, L.P.                658,569              164,642          $600,944.21
Strattech Partners I, L.P.                  131,714               32,929          $120,189.03

Additional Purchasers               Up to 2,197,801        Up to 549,451  Up to $2,005,493.42

                         TOTAL:           2,988,084              747,022        $2,726,626.66
